                                                                     EXHIBIT 2.3


                                 FORM OF VOTING
                                   AGREEMENT


                                December 24, 1996

Commerce Security Bancorp, Inc.
One Pacific Plaza
7777 Center Avenue
Huntington Beach, CA  92647


Ladies and Gentlemen:

       Substantially contemporaneously with the execution of this letter agreement, Commerce Security Bancorp, Inc. ("CSBI") and Eldorado Bancorp ("Eldorado") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition by CSBI of all of the outstanding capital stock of Eldorado by means of a merger of a direct or indirect subsidiary of CSBI (the "Merger Sub") with and into Eldorado. The undersigned persons (each a "Shareholder") understand that CSBI has incurred, and will continue to incur, substantial expenses in connection with the negotiation and execution of the Merger Agreement and the subsequent actions necessary to consummate the Merger. Capitalized terms not defined herein shall have the meanings ascribed to those terms in the Merger Agreement.

       In consideration of, and as a condition to, CSBI entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by CSBI in connection therewith, and in consideration of the benefits to be derived by the undersigned Shareholders by virtue of the consummation of the Merger, each of the Shareholders severally, and not jointly, agrees with CSBI as follows:

      1. Each Shareholder represents and warrants that he or she owns as of the date hereof beneficially, by reason of such Shareholder's power to vote such Shares at Eldorado's Shareholders' Meeting in connection with the approval of the Merger Agreement and the Merger, the number of shares ("Shares") of Eldorado common stock ("Eldorado Common Stock") that is indicated opposite such Shareholder's name on Appendix A attached hereto.

      2. Effective on the execution and delivery by Eldorado of the Merger Agreement and continuing until the earlier of (i) the termination of the Merger Agreement in accordance with its terms and, if applicable, the payment of any amounts required to be paid by Eldorado by the express terms of the Merger Agreement in connection with such termination, or (ii) consummation of the Merger (hereinafter, the "Term of the Merger Agreement"), each Shareholder agrees to vote, or cause to be voted, at the Eldorado Shareholders' Meeting at which Merger Agreement and Merger are to be voted on by Eldorado's Shareholders (or by written consent if such Merger Agreement and Merger are to be acted on by written consent of Eldorado's Shareholders, in lieu of a meeting of Shareholders), all of such Shareholder's Shares and any shares of Eldorado Common Stock the voting power of which is hereafter acquired during the Term of the Merger Agreement by such Shareholder (a) for the approval of each

Commerce Security Bancorp, Inc.
December __, 1996
Page 2


aspect of the Merger Agreement and the Merger that requires the approval of the shareholders of Eldorado, (b) against the approval of any Strategic Transaction Proposal other than the Merger, and (c) in the manner specified in writing by CSBI from time to time, but in any event not later than the tenth (10th) business day prior to the scheduled vote, with respect to any other action or proposal to be voted on by Eldorado's shareholders that would constitute a breach of the Merger Agreement or otherwise would materially delay or hinder the ability of Eldorado to consummate of the Merger.

      3. Additionally, effective upon the commencement of the Term of the Merger Agreement, each Shareholder hereby appoints CSBI and the proper officers of CSBI, with full power of substitution in the premises, (i) its proxies to vote all of his or her Shares and (ii) its true and lawful attorneys-in-fact to execute one or more consents or other instruments from time to time (to the extent permitted by law and Eldorado's articles of incorporation and by-laws) during the Term of the Merger Agreement, in each case (x) for approval of the Merger Agreement and Merger, (y) against any Strategic Transaction Proposal other than the Merger, and (z) in any manner determined by CSBI with respect to any other action or proposal that would constitute a breach of the Merger Agreement or otherwise would materially delay or hinder Eldorado's ability to consummate the Merger; provided, however, that if CSBI determines that any matter to be voted on by the shareholders of Eldorado (or on which their consent is being solicited) would constitute such a breach or have such an effect, then, not later than the tenth (10th) business day prior to the vote of (or the date on which written consents are required to be given by) the Eldorado shareholders with respect thereto, CSBI shall provide written notice to the Shareholder of such determination and whether and how it intends to vote the proxy given hereunder with respect thereto. CSBI hereby confirms and agrees that the proxy and power of attorney granted by each Shareholder to it under this Paragraph 3 does not confer on CSBI any right, power or authority, and that it will not use or permit the use of any such proxy or power of attorney to call or attempt to call a special meeting of shareholders of Eldorado for any purpose whatsoever or to exercise any voting rights or power conferred hereby with respect to any matter or for any purpose other than to vote on the matters set forth in clause
(x) (y) and (z) hereof. The proxy and power of attorney granted herein shall be irrevocable during the Term of the Merger Agreement, and shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by Shareholder until the conclusion of the Term of the Merger Agreement, at which time such proxy and power of attorney shall automatically terminate and be of no further force or effect. Shareholder shall not grant any proxy to any person which conflicts with the proxy granted herein and any attempt to do so shall be void.

      4. Each Shareholder agrees that, during the Term of the Merger Agreement, he or she shall, and shall instruct each of his or her representatives, agents, advisors and affiliates to, cease and refrain from any activities, discussions, negotiations or other actions with any parties other than CSBI with respect to any Strategic Transaction (as defined in the Merger Agreement),

Commerce Security Bancorp, Inc.
December __, 1996
Page 3


except to the extent Eldorado would be permitted to engage in such activities, discussions, negotiations or other actions pursuant to Section 5.1 or 5.2 of the Merger Agreement.

      5. Each Shareholder agrees during the Term of the Merger Agreement not to sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 7 below)), and shall use its best efforts not to permit to be sold, assigned, transferred or otherwise disposed of, any of his or her Shares, except any Shareholder may effectuate (a) transfers by will or by operation of law (in which case this letter agreement shall bind the transferee) or to an inter vivos family trust established for the benefit of the members of his or her immediate family, provided the Shareholder retains voting control over such Shares, and (b) transfers to any of the other Shareholders or to any other Person who executes and delivers to CSBI a written agreement or instrument by which such Person agrees to be bound by and to comply with this Letter Agreement; provided, however, that no transfer shall be made under this clause (b) to a Person who is not a director or executive officer of Eldorado until after the distribution of the Proxy Statement soliciting proxies with respect to the Merger.

      6. CSBI and each of the Shareholders severally represent, as to himself or hiself, that he, she or it has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Letter Agreement, subject only to the consensual rights of his or her spouse. CSBI and each of the Shareholders further severally represents that this letter agreement constitutes a valid and binding agreement with respect to such party, enforceable against such party in accordance with its terms (subject, however, to equitable principles). Each of the Shareholders severally represents that he or she, alone or together with his or her spouse, has full and unrestricted voting power with respect to his or her Shares, free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever ("Liens"). EACH OF THE SHAREHOLDERS FURTHER SEVERALLY REPRESENTS THAT SUCH SHAREHOLDER BEEN PROVIDED AND HAS REVIEWED THE MERGER AGREEMENT (OR A SUBSTANTIALLY FINAL DRAFT THEREOF) AND HAS BEEN AFFORDED THE OPPORTUNITY TO DISCUSS THE MATTERS CONTAINED HEREIN WITH HIS OR HER ADVISORS.

      7. Notwithstanding anything herein to the contrary, the agreements contained, and the proxies and powers of attorney granted, herein are irrevocable until and shall remain in full force and effect until the earliest occurrence of a Termination Event (as hereafter defined), whereupon such agreements and proxies and powers of attorney shall, without action or notice by any party hereto, terminate and be of no further force or effect. As used herein, the sole Termination Events shall consist of (a) the consummation of the Merger, and (b) the termination of the Merger Agreement in accordance with
Article VII thereof together with, where applicable, the payment of any Termination Fee or the reimbursement of any Expenses (each as defined in the Merger Agreement) required to be paid or reimbursed by Eldorado pursuant to
Article VII thereof.

Commerce Security Bancorp, Inc.
December __, 1996
Page 4


      8. Each of the Shareholders has signed this letter agreement intending to be bound severally hereby as to his or her agreements and representations and warranties herein and not to be bound as joint obligors, or with respect to any agreements or representations or warranties herein of any other Shareholder. Each Shareholder who has executed this letter agreement shall be bound hereby whether or not any other Shareholder has also executed this letter agreement. Each Shareholder who owns any Shares as community property with his or her spouse represents that such spouse has executed a spousal consent to this letter agreement.

      9. The parties hereto agree that if any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall (without posting of bond or other security) be entitled to obtain from any court of competent jurisdiction specific performance of the terms hereof, in addition to any other remedy at law or in equity. Notwithstanding the foregoing, CSBI agrees that any shareholder who in fact causes his or her Shares to be voted, or whose Shares are in fact voted, whether by such Shareholder or by his or her proxy or attorney-in-fact (including CSBI or its designee as provided in Section 3 above), in favor of the Merger and otherwise in the manner required by
Section 2 or Section 3 shall have no personal liability to CSBI or any other person by virtue of this Letter Agreement. Nothing in this agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein to the contrary.

     10. All costs and expenses incurred in connection with this Letter Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise provided in the Merger Agreement or in this Section 10. Notwithstanding the foregoing, if either party brings an action to enforce or to determine the parties' rights under this Letter Agreement, the prevailing party shall be entitled to recover its reasonable legal fees and expenses and any related costs incurred by such party (including, in the case of a Shareholder, by Eldorado on such Shareholder's behalf) in connection with such action or proceeding.

     11. This letter agreement is to be governed by the laws of the State of California, without giving effect to the conflicts of laws principles thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected. This letter agreement may be signed in any number of counterparts, and each counterpart shall be deemed an original and all of such counterparts, when taken together, shall constitute one and the same agreement.

Commerce Security Bancorp, Inc.
December __, 1996
Page 5


       Please confirm our agreement with you by signing a copy of this letter.

           (Remainder of this page has been intentionally left blank,
                      Signature Pages immediately follow)

Commerce Security Bancorp, Inc.
December __, 1996
Page 6


Very truly yours,


---------------------------                ---------------------------
J.B. Crowell                               Warren Finley


---------------------------                ---------------------------
Raymond E. Dellerba                        Warren Fix


---------------------------                ---------------------------
David R. Brown                             Julia Di Giovanni


---------------------------                ---------------------------
Michael B. Burns                           Richard Korsgaard


---------------------------                ---------------------------
Lynne Pierson Doti                         Donald E. Sodaro


---------------------------                ---------------------------
Rolf J. Engen                              George H. Wells

Commerce Security Bancorp, Inc.
December __, 1996
Page 7





AGREED TO AND ACCEPTED AS OF
THIS     DAY OF DECEMBER, 1996



COMMERCE SECURITY BANCORP, INC.

By:
    ----------------------------------
     Robert P. Keller, President & CEO

Commerce Security Bancorp, Inc.
December __, 1996
Page 8




                                CONSENT OF SPOUSE

       The undersigned spouse of ____________________ ("Shareholder") hereby consents and agrees to the terms and conditions of the foregoing letter agreement as they pertain to Shareholder.

                                   ________________________________

                                   Print name:______________________

                                   APPENDIX A
                                       to
                  Letter Agreement dated as of December , 1996